Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1/A to the Registration Statement No. 333-222529 on Form S-1 (Amendment No.2) of our report dated March 22, 2019, relating to the December 31, 2018 and December 31, 2017 consolidated financial statements of Ocean Thermal Energy Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Post-Effective Amendment No. 1/A.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 10, 2019